UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BRKS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     On April 3, 2020, the board of directors (the “Board”) of Brooks Automation, Inc. (the “Company”) increased the size of the Board from nine to ten members and appointed Erica McLaughlin to fill the vacancy. Ms. McLaughlin was also appointed to the Audit Committee of the Board.

Ms. McLaughlin is the senior vice president and chief financial officer of Cabot Corporation, a global specialty chemicals and performance materials company. She joined Cabot in 2002 and has held a variety of senior leadership positions including vice president of investor relations and corporate communications, as well as global director of strategy, planning and finance for Cabot’s core segment. Prior to joining Cabot, Ms. McLaughlin worked for KPMG, LLP in their audit services division. She is a certified public accountant and earned an MBA and a BS in accounting from Boston College.

Ms. McLaughlin will serve as a director of the Company, subject to her earlier removal, resignation or death, until the Company’s 2021 annual meeting of the stockholders and thereafter until her successor is chosen and qualified.

There are no arrangements or understandings between Ms. McLaughlin and any other person pursuant to which she was appointed a director, nor are there any transactions between Ms. McLaughlin and the Company that would be reportable under Item 404(a) of Regulation S-K. Ms. McLaughlin will participate in the Company’s standard director compensation program. Pursuant to this program, Ms. McLaughlin will receive an annual board retainer of $80,000 as a non-employee member of the Board, plus an additional annual retainer of $10,000 for service on the Audit Committee of the Board. In addition, Ms. McLaughlin will receive an annual grant of restricted stock with a fair market value equal to $120,000, with the initial annual grant pro-rated in accordance with the compensation program for the number of days out of 365 remaining until the next annual equity award to non-employee directors.

On April 6, 2020, the Company issued a press release announcing the appointment of Ms. McLaughlin to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated April 6, 2020, issued by Brooks Automation, Inc.
104	Cover Page Interactive Data File (embedded within the iXBRL (Inline eXtensible Business Reporting Language) document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: April 7, 2020	Jason W. Joseph
Senior Vice President, General Counsel and Secretary